Exhibit 99

Sypris Completes Issuance of $55 Million of Senior Notes

    LOUISVILLE, Ky.--(BUSINESS WIRE)--Aug. 19, 2004--Sypris Solutions, Inc. (Nasdaq/NM:SYPR) today announced that it has completed the second and final funding of a total issuance of $55 million of unsecured senior notes through a private placement.
    The $55 million has been divided into three series: Series A for $7.5 million due in 2009 and bearing interest at 4.73%; Series B for $27.5 million due in 2011 and bearing interest at 5.35%; and Series C for $20 million due in 2014 and bearing interest at 5.78%. Series A and C for $27.5 million closed on June 10, 2004 and Series B for an additional $27.5 million closed on August 19, 2004.
    The Company will use the proceeds from this financing to pay down debt on its revolving credit facility and for general corporate purposes.
    The senior notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    CONTACT: Sypris Solutions, Inc.
             David D. Johnson, 502-329-2000